SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2006

INTERNATIONAL SMART SOURCING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road
Farmingdale, New York		11735
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

          On March 24, 2006, International Smart Sourcing, Inc. (the “Company”) entered into a letter of intent (the “Letter of Intent”) to acquire the shares of Charter Fabrics, Inc. (“Charter Fabrics”) through a merger into a to be formed wholly owned subsidiary of the Company.  Charter Fabrics is a turn-key operation for worldwide sourcing in the textile and cosmetic industries, with a specialty in Asia.  The Letter of Intent states that the Company will exchange 11,000,000 shares of restricted unregistered common stock of the Company for all of the shares of common stock of Charter Fabrics.  The Letter of Intent is nonbinding and is subject to due diligence and the execution of definitive agreements.

Exhibits

99.1     Press Release dated March 27, 2006

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2006

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

David Hale
Chairman of the Board of Directors, President and Acting Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 27, 2006